                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated October 21, 1999, except as to the information presented under the heading "Revision" in Note 1, which is as of June 12, 2000, relating to the financial statements and financial statement schedule, which appears in Tyco International Ltd.'s Amendment No. 3 on
Form 10-K/A to Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/ PRICEWATERHOUSECOOPERS


Hamilton, Bermuda
June 26, 2000